AT EMAK WORLDWIDE, INC.:

MEDIA AND INVESTOR INQUIRIES:
Lisa Mueller
Director, Investor Relations
(323) 932-4034



FOR IMMEDIATE RELEASE

                         EMAK WORLDWIDE REPORTS RESULTS
                   FOR FISCAL YEAR AND FOURTH QUARTER OF 2004

        COMPANY ANNOUNCES THE WIND DOWN OF ITS CONSUMER PRODUCTS BUSINESS


        LOS ANGELES, FEB. 28, 2005 - EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the fourth quarter and full year ended December 31, 2004.

        Revenues were $75.0 million in the fourth quarter of 2004, an increase of 14.3 percent compared with revenues of $65.6 million in the same period of the previous year. Revenues for the full year 2004 were $236.7 million, an 8% increase over revenues of $219.1 million in 2003.

        Net loss in the fourth quarter of 2004 was $8.1 million, or $1.47 per diluted share, compared with net income of $3.5 million, or $0.40 per diluted share, in the same period of the previous year.

        The Company's fourth quarter 2004 results include a number of charges, as follows:

        - A pre-tax charge of approximately $7.7 million, or $0.80 per diluted share, relating to minimum royalty guarantee shortfalls on several of its consumer products licenses. These shortfalls are the result of the Company's decision to wind down its consumer products business, Pop Rocket, which is discussed further in the release. Approximately $3 million of this pre-tax charge is non-cash for write-offs of long-term royalty advances. Of the remaining $4.7 million, the Company is negotiating with licensors to mitigate the cash impact of the shortfall.


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EMAK Worldwide, Inc.
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        -       A pre-tax, non-cash goodwill impairment charge of $6.3 million, or $0.65 per diluted share, related to Upshot. This charge arose in connection with the annual impairment test required by SFAS 142.

        - A pre-tax charge of $237,000, or $0.02 per diluted share, related to the settlement of a dispute with respect to products sold by SCI Promotion Group, LLC, prior to EMAK's acquisition of certain SCI assets in September 2003.

        - Pre-tax restructuring gains, integration costs and SAP reimplementation costs combined for a net charge of $73,000, or $0.01 per diluted share.

        Excluding these items, income from operations in the fourth quarter of 2004 was $1.2 million, and net income was $443,000, or $0.01 per diluted share. In the fourth quarter of 2003, income from operations was $5.6 million, and net income was $3.7 million, or $0.42 per diluted share, excluding a restructuring charge totaling $146,000, net of tax. Earnings per share for the fourth quarter 2003 include a restatement pursuant to Emerging Issues Task Force No. 03-6 ("EITF 03-6"). Please see the footnote in the attached income statement for further discussion of this accounting pronouncement.

        The following table reconciles net income and charges, net of tax:


        Net income (In thousands):
        Reconciliation of GAAP to non-GAAP measures                  Three Months Ended
                                                                     ------------------
                                                                     Dec. 31,   Dec. 31,
                                                                       2004       2003
                                                                     -------    ------
        Net income (loss) - as reported                              ($8,095)   $3,504
        Minimum royalty guarantee shortfalls                           4,596        --
        Impairment of assets charge                                    3,757        --
        Dispute resolution charge                                        141        --
        Integration charges                                               23        --
        Restructuring charge (gain)                                     (14)       146
        ERP reimplementation costs                                        35        --
                                                                     -------    ------
        Adjusted net income - excluding charges                         $443    $3,650
                                                                     =======    ======

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EMAK Worldwide, Inc.
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        As announced separately today, the Board of Directors of EMAK Worldwide, consistent with its focus on good corporate governance, appointed current Board director and former Co-CEO Stephen P. Robeck to the position of non-executive Chairman. Don Kurz remains EMAK's President and Chief Executive Officer.

         "Our fourth quarter financial results were in line with the expectations we stated in our third quarter 2004 earnings release: to generate positive net income before charges in the fourth quarter and report full year revenues at the low end or modestly below the range of $240 million to $250 million," said Mr. Kurz. "We saw a continuation of unfavorable margin trends at Pop Rocket which has generated a substantial loss for the year, even without the royalty guarantee charges noted above. Additionally, Upshot experienced a setback in the fourth quarter from the loss of an important client. We are aggressively pursuing new business opportunities to replace this lost business and have secured four new clients in the first quarter of 2005.

        "The quarter also had its bright spots. Our other agencies reported strong performances, and we were pleased to welcome Megaprint to our family of agencies during the quarter. As a leading creative promotional agency with a strong foothold in Western European markets, we have added new capabilities to our roster that should spur organic growth and expand EMAK into new territories," said Mr. Kurz.

POP ROCKET

        Mr. Kurz continued, "The gross margin challenges faced by Pop Rocket in 2004 had the single largest impact on our performance, accounting for approximately 57% of our full year loss. As we have stated previously, the economics of the toy industry have become increasingly challenging for smaller participants, and we are not willing to invest more resources into this division because it no longer meshes with our core offerings as a family of integrated marketing services agencies. Our determination is to significantly scale back this business in 2005 while exiting the business permanently as soon as is feasible. In the near term, this includes restructuring the division and exiting certain licenses.

        "We may keep other licenses through the current term, depending on negotiations with our licensing partners, and we are committed to the Crayola(R) brand for the long term. Crayola(R) is an evergreen brand that has been a true success story for Pop Rocket. The Crayola(R)-branded bath line carries modest inventory risk as it replenishes perpetually. It is also a brand that lends


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EMAK Worldwide, Inc.
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itself well to promotional opportunities and is complementary to our retail-oriented agency SCI Promotion," said Mr. Kurz.

ADDITIONAL FOURTH QUARTER 2004 FINANCIAL HIGHLIGHTS

REVENUES

- Net foreign currency translation impact contributed approximately $1.1 million to revenues versus the prior year period average exchange rates.

- Domestic revenues for the quarter were $58.9 million, or 78.5% of revenues, and international revenues for the quarter were $16.1 million, or 21.5% of revenues. In the prior year period, domestic revenues were $50.8 million, or 77.4% of revenues, and international revenues were $14.8 million, or 22.6% of revenues.

- Johnson Grossfield and Megaprint generated a combined $7.4 million in revenues in the fourth quarter of 2004. Results for the fourth quarter of 2003 exclude Johnson Grossfield and Megaprint (acquired effective January 31, 2004 and November 11, 2004, respectively).

- Marketing Services revenues for the quarter represented 89.5% of total revenues, while Consumer Products revenues represented 10.5% of total revenues. In the prior year period, Marketing Services revenues represented 87.0% of total revenues, while Consumer Products revenues represented 13.0% of total revenues.

GROSS PROFIT

- Gross profit was 12.0% in the fourth quarter of 2004, as compared to 30.6% in the same period in 2003. Excluding the aforementioned royalty guarantee shortfalls at Pop Rocket, gross profit in the fourth quarter of 2004 was 22.3%. Gross profit in the fourth quarter of 2004 also included a pre-tax purchase accounting adjustment of approximately $475,000 at Megaprint to step up the value of inventory as of the acquisition date.

- Gross profit in the Marketing Services business was 22.4% in the fourth quarter of 2004, as compared to 28.7% in the prior year period. Marketing Services gross profit was lower due to higher plastic resin prices and the Megaprint purchase accounting adjustment.

- Gross profit in the Consumer Products business was negative 76.3% in the fourth quarter of 2004, as compared to 43.3% in the prior year period. Excluding the royalty guarantee

EMAK Worldwide, Inc.
Page 5 of 12

        shortfalls, gross profit was 21.5% in the fourth quarter of 2004. Gross profit in the Consumer Products segment markedly decreased from the prior year due to the minimum royalty guarantee shortfalls, a competitive retail pricing environment, markdowns and price concessions, and increased costs for plastic resin resulting from higher oil prices.

OPERATING EXPENSES

- Overall operating expenses were $22.2 million, or 29.6% of revenues, compared with $14.7 million, or 22.5% of revenues, in the prior year. Excluding charges, operating expenses were $15.6 million, or 20.8% of revenues, in the fourth quarter of 2004. In the prior year period, operating expenses were $14.5 million, or 22.1% of revenue, excluding restructuring charges. Prior year operating expenses exclude Johnson Grossfield and Megaprint.

EBITDA, EXCLUDING CHARGES

- Earnings before interest, taxes, depreciation, amortization and charges ("EBITDA") was $1.2 million, compared with $6.0 million in the same period in 2003.

BALANCE SHEET

- The balance of cash and cash equivalents at December 31, 2004 was $4.4 million, a decrease of $14.9 million versus the end of last year due to acquisitions and operating losses.

- Working capital was $18.2 million and the current ratio was 1.3, versus working capital of $29.4 million and a current ratio of 1.6 at the end of the prior year.

- Short-term debt was $6.0 million at the end of the fourth quarter. The Company had $626,000 in short-term debt at the end of 2003. The increase in debt over the prior year was due to the acquisition of Megaprint and short-term advances made to the Company's Logistix subsidiary.

FULL YEAR 2004 FINANCIAL HIGHLIGHTS

- Revenues for the full year 2004 were $236.7 million, an 8% increase over revenues of $219.1 million in 2003.

- Net foreign currency translation impact contributed approximately $4.6 million to revenues versus the prior year period average exchange rates.


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EMAK Worldwide, Inc.
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-       Domestic revenues for the year were $177.1 million, or 74.8% of revenues, and international revenues for the year were $59.5 million, or 25.2% of revenues. In the prior year, domestic revenues were $171.8 million, or 78.4% of revenues, and international revenues were $47.3 million, or 21.6% of revenues.

- Johnson Grossfield, Megaprint and SCI Promotion generated $32.1 million in revenues in 2004. Full year 2003 financial results include approximately four months of SCI Promotion (acquired September 3, 2003) and exclude Johnson Grossfield and Megaprint.

- Marketing Services revenues represented 89.4% of total revenues, while Consumer Products revenues represented 10.6% of total revenues. In the prior year, Marketing Services revenues represented 86.4% of total revenues, while Consumer Products revenues represented 13.6% of total revenues.

- Gross profit was 20.5% in 2004, as compared to 27.8% in 2003. Excluding the royalty guarantee shortfalls at Pop Rocket, gross profit was 23.7% in 2004.

- For the full year, gross profit was 23.9% in the Marketing Services business and negative 8.2% in the Consumer Products business in 2004, as compared to 26.1% and 38.6%, respectively, in 2003. Excluding the royalty guarantee shortfalls, gross profit in the Consumer Products business was 22.5% in 2004.

- Overall operating expenses were $64.1 million, or 27.1% of revenues, compared with $49.3 million, or 22.5% of revenues, in the prior year. Excluding charges, operating expenses were $56.9 million, or 24.0% of revenues, in 2004. Excluding restructuring charges, operating expenses were $49.1 million, or 22.4% of revenues, in 2003. Prior year operating expenses include four months of SCI Promotion and exclude Johnson Grossfield and Megaprint.

- Operating expenses include non-cash expense related to restricted stock units of approximately $550,000 in 2004, as compared to $180,000 in 2003.

- Earnings before interest, taxes, depreciation, amortization and charges ("EBITDA") was $689,000 in 2004, compared with $14.3 million recorded in 2003.

- Net loss in 2004 was $9.7 million, or $1.94 per diluted share, compared with net income of $7.9 million, or $0.83 per diluted share, in 2003. Excluding various charges, net loss in 2004 was approximately $800,000, or $0.40 per diluted share. Net income before a restructuring charge of $146,000, net of tax, was $8.1 million, or $0.85 per diluted share, in 2003.


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EMAK Worldwide, Inc.
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GUIDANCE POLICY AND OUTLOOK

        The Company has revised its guidance policy, consistent with its focus on long-term growth and shareholder value. The Company continues to welcome investor interaction and will provide updates to its stakeholders when material events arise; however, it will not be publishing specific sales and earnings guidance for the foreseeable future.

        Mr. Kurz commented on the outlook for 2005: "Despite challenging conditions as we wind down Pop Rocket, I am cautiously optimistic. Our largest client Burger King Corporation continues to experience positive business trends, and we are serving them with the broadest array of products and services in our history.

        "We have a strong global pipeline of new business throughout the Company, and we are competing for larger and higher-profile clients than ever before. We're managing this business for growth, and we see evidence that our integrated marketing services strategy is working. We continue to become more diversified and believe we are building a franchise that will generate substantial value for our long-term stakeholders," said Mr. Kurz.

FOURTH QUARTER CONFERENCE CALL AND WEBCAST

        The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Relations section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through March 7, 2005 by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 4028356.


ABOUT EMAK WORLDWIDE, INC.

        EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Minneapolis, New York, Ontario
(CA), Dublin, Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Frito-Lay, Kellogg's, Kohl's,



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
EMAK Worldwide, Inc.
Page 8 of 12

Macy's, Nordstrom, Procter & Gamble, and Subway Restaurants, among others. More information about EMAK Worldwide is available on the Company's web site at www.emak.com.

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2005 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.


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EMAK Worldwide, Inc.
Page 9 of 12


EMAK WORLDWIDE, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)


                                                                 THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                        DECEMBER 31,
                                                                   (UNAUDITED)                          (UNAUDITED)
                                                         ------------------------------        ------------------------------
                                                             2004               2003               2004               2003
                                                         -----------        -----------        -----------        -----------
Revenues                                                 $    75,016        $    65,645        $   236,661        $   219,113
Cost of sales                                                 58,255             45,551            180,487            158,117
Minimum royalty guarantee shortfalls                           7,722               --                7,722               --
                                                         -----------        -----------        -----------        -----------
    Gross profit                                               9,039             20,094             48,452             60,996
Operating expenses:
    Salaries, wages and benefits                               8,147              6,984             31,310             24,523
    Selling, general and administrative                        7,463              7,520             25,606             24,576
    Integration costs                                             38               --                  174               --
    Restructuring charge (gain)                                  (24)               234                 56                234
    Loss on Chicago lease                                       --                 --                  311               --
    Impairment of assets                                       6,312               --                6,312               --
    Dispute resolution charge                                    237               --                  237               --
    ERP reimplementation costs                                    59               --                   59               --
                                                         -----------        -----------        -----------        -----------
    Total operating expenses                                  22,232             14,738             64,065             49,333
                                                         -----------        -----------        -----------        -----------
    Income (loss) from operations                            (13,193)             5,356            (15,613)            11,663
Interest expense, net                                            (80)               (39)              (151)               (69)
Other income (expense)                                          (526)               (67)              (636)               458
                                                         -----------        -----------        -----------        -----------
    Income (loss) before provision for
      income taxes                                           (13,799)             5,250            (16,400)            12,052
Provision (benefit) for income taxes                          (5,704)             1,746             (6,716)             4,103
                                                         -----------        -----------        -----------        -----------
    Net income (loss)                                         (8,095)             3,504             (9,684)             7,949
Preferred stock dividends                                        375                375              1,500              1,500
Undistributed earnings allocated to
  participating preferred stock                                 --                  715               --                1,474
                                                         -----------        -----------        -----------        -----------
    Net income (loss) applicable to
      common stockholders                                $    (8,470)       $     2,414        $   (11,184)       $     4,975
                                                         ===========        ===========        ===========        ===========

Basic income (loss) per share*
    Income (loss) per share to common stockholders       $     (1.47)       $      0.42        $     (1.94)       $      0.87
                                                         ===========        ===========        ===========        ===========
    Weighted average shares outstanding                    5,759,052          5,715,160          5,753,978          5,718,548
                                                         ===========        ===========        ===========        ===========

Diluted income (loss) per share*
    Income (loss) per share                              $     (1.47)       $      0.40        $     (1.94)       $      0.83
                                                         ===========        ===========        ===========        ===========
    Weighted average shares outstanding                    5,759,052          6,018,604          5,753,978          6,017,718
                                                         ===========        ===========        ===========        ===========


* Per share amounts for 2003 have been restated to reflect the impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduces basic and diluted earnings per share $0.13 and $0.05, respectively, for the three months ended December 31, 2003 and $0.26 and $0.20, respectively, for the twelve months ended December 31, 2003. EITF 03-6 had no impact on 2004 per share amounts because of the net loss. EITF 03-6 requires that rights of securities to participate in the earnings of an enterprise must be reflected in the reporting of earnings per share. The Company's cumulative participating mandatorily redeemable convertible preferred stock qualify as "participating securities." The proportionate share of 2003 earnings attributable to these securities is being excluded from the earnings available to common stockholders. Effective December 30, 2004, the Company has entered into an agreement with the holder of the preferred stock to exchange the shares for an equal number of non-participating preferred shares, and beginning in 2005, EITF 03-6 will not have an impact.


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EMAK Worldwide, Inc.
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EMAK WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(In thousands)



ASSETS                                               DECEMBER 31,     DECEMBER 31,
                                                        2004             2003
                                                     (UNAUDITED)      (UNAUDITED)
                                                     ---------        ---------
Cash and cash equivalents                            $   4,406        $  19,291
Accounts receivable, net                                47,180           36,765
Inventories                                             18,763           15,099
Prepaid expenses and other current assets                5,753            4,352
                                                     ---------        ---------
     CURRENT ASSETS                                     76,102           75,507
Fixed assets, net                                        5,029            3,809
Intangible assets, net                                  45,409           43,145
Other assets                                             6,773            5,869
                                                     ---------        ---------
     TOTAL ASSETS                                    $ 133,313        $ 128,330
                                                     =========        =========

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Short-term debt*                                     $   6,025        $     626
Accounts payable                                        30,971           28,239
Accrued liabilities                                     20,901           17,195
                                                     ---------        ---------
     CURRENT LIABILITIES                                57,897           46,060
Long-term liabilities                                    6,621            5,555
                                                     ---------        ---------
     TOTAL LIABILITIES                                  64,518           51,615

Mandatorily redeemable preferred stock                  22,518           23,049

Common stock                                              --               --
Additional paid-in capital                              27,516           23,886
Retained earnings                                       33,954           45,138
Accumulated other comprehensive income                   4,956            3,334
Less:
     Treasury stock                                    (17,669)         (17,458)
     Unearned compensation                              (2,480)          (1,234)
                                                     ---------        ---------
     TOTAL STOCKHOLDERS' EQUITY                         46,277           53,666
                                                     ---------        ---------
     TOTAL LIABILITIES, MANDATORILY REDEEMABLE
     PREFERRED STOCK AND STOCKHOLDERS' EQUITY        $ 133,313        $ 128,330
                                                     =========        =========

* Short-term debt as December 31, 2003 represents short-term advances by the Company's Logistix subsidiary under an import/letter of credit facility with Hong Kong Shanghai Bank Corp. ("HSBC"). This facility provides Logistix with short-term financing of product purchases in Asia. Under this facility, HSBC may pay Logistix's vendors directly upon receipt of invoices and shipping documentation. Logistix in turn is obligated to repay HSBC within 120 days. Advances under this facility as of December 31, 2003 were originally recorded in accounts payable and have been reclassified to conform to the current period presentation.


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EMAK Worldwide, Inc.
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EMAK WORLDWIDE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                                               TWELVE MONTHS ENDED
                                                                                  DECEMBER 31,
                                                                                   (UNAUDITED)
                                                                             ------------------------
                                                                               2004            2003
                                                                             --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                       $ (9,684)       $  7,949
     Adjustments to reconcile net income (loss) to net
       cash used in operating activities:
          Depreciation and amortization                                         2,067           1,946
          Provision for doubtful accounts                                          48             277
          Gain on disposal of fixed assets                                        (13)            (19)
          Tax benefit from exercise of stock options                               14             301
          Amortization of restricted stock                                        714             363
          Minimum royalty guarantee shortfalls                                  7,722            --
          Impairment of assets                                                  6,312            --
          Other                                                                  --                (1)
          Changes in operating assets and liabilities-
            Increase (decrease) in cash and cash equivalents:
                Accounts receivable                                            (3,222)         12,338
                Inventories                                                        98           2,294
                Deferred Income Taxes                                          (4,015)            559
                Prepaid expenses and other current assets                      (1,503)            963
                Other assets                                                     (908)           (840)
                Accounts payable                                                   82         (14,518)
                Accrued liabilities                                            (5,990)         (9,486)
                Long-term liabilities                                            (934)           (791)
                                                                             --------        --------
          Net cash provided by (used in) operating activities                  (9,212)          1,335
                                                                             --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets                                                 (1,602)         (1,150)
     Purchase of marketable securities, net                                      --             1,000
     Proceeds from sale of fixed assets                                            64              74
     Payment for purchase of SCI, net of cash acquired of $162                   --            (6,059)
     Payment for purchase of JGI                                               (4,614)           --
     Payment for purchase of Megaprint, net of cash acquired of $1,194         (2,591)           --
                                                                             --------        --------
          Net cash used in investing activities                                (8,743)         (6,135)
                                                                             --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under line of credit                                            4,054             626
     Payment of preferred stock dividends                                      (1,500)         (1,500)
     Purchase of treasury stock                                                  (211)         (1,952)
     Proceeds from exercise of stock options                                      639             935
                                                                             --------        --------
          Net cash provided by (used in) financing activities                   2,982          (1,891)
                                                                             --------        --------

          Net decrease in cash and cash equivalents                           (14,973)         (6,691)

Effects of exchange rates on cash and cash equivalents                             88             149

CASH AND CASH EQUIVALENTS, beginning of period                                 19,291          25,833
                                                                             --------        --------

CASH AND CASH EQUIVALENTS, end of period                                     $  4,406        $ 19,291
                                                                             ========        ========



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EMAK Worldwide, Inc.
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EMAK WORLDWIDE, INC.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

                                                  THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                    DECEMBER 31,                 DECEMBER 31,
                                                    (UNAUDITED)                  (UNAUDITED)
                                               ----------------------       ----------------------
                                                2004           2003          2004           2003
                                               -------        -------       -------        -------
Net Income (loss)                              $(8,095)       $ 3,504       $(9,684)       $ 7,949

    Minimum guarantee royalty shortfalls         7,722           --           7,722           --
    Integration costs                               38            234           174            234
    Restructuring charge (gain)                    (24)          --              56           --
    Loss on Chicago lease                         --             --             311           --
    ERP reimplementation                            59           --              59           --
    Impairment of assets                         6,312           --           6,312           --
    Dispute resolution charge                      237           --             237           --
    Interest expense, net                           80             39           151             69
    Provision (benefit) for income taxes        (5,704)         1,746        (6,716)         4,103
    Depreciation                                   428            404         1,704          1,636
    Amortization                                   110            108           363            310
                                               -------        -------       -------        -------
EBITDA, before charges                         $ 1,163        $ 6,035       $   689        $14,301
                                               =======        =======       =======        =======

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

                                                  THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                     DECEMBER 31,                DECEMBER 31,
                                                     (UNAUDITED)                 (UNAUDITED)
                                               ----------------------       ----------------------
                                                  2004           2003          2004           2003
                                               -------        -------       -------        -------
EBITDA, before charges                         $ 1,163        $ 6,035       $   689        $14,301

    Integration costs                              (38)          (234)         (174)          (234)
    Restructuring charge                            24           --             (56)          --
    Loss on Chicago lease                         --             --            (311)          --
    ERP reimplementation                           (59)          --             (59)          --
    Dispute resolution charge                     (237)          --            (237)          --
    Interest expense, net                          (80)           (39)         (151)           (69)
    (Provision) benefit for income taxes         5,704         (1,746)        6,716         (4,103)
    Changes in operating assets and liabilities (9,994)          (222)      (16,392)        (9,481)
    Other, net                                     (57)           375           763            921
                                               -------        -------       -------        -------
Net cash provided by (used in)
  operating activities                         $(3,574)       $ 4,169       $(9,212)       $ 1,335
                                               =======        =======       =======        =======



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